PROSPECTUS SUPPLEMENT                                         File No. 333-83374
(To Prospectus Supplement and Prospectus dated April 1, 2002)     Rule 424(b)(3)
Prospectus number: 2230

                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes

Principal Amount:                       $25,000,000

CUSIP Number:                           59018YMY4

Interest Rate:                          2.58% per annum

Original Issue Date:                    June 5, 2002

Stated Maturity Date:                   June 5, 2003

Interest Payment Date:                  At the Stated Maturity Date

Day Count:                              Interest on the Notes will accrue on the
                                        basis of a 360-day year, and the actual
                                        number of days elapsed.

Repayment at the Option
of the Holder:                          The Notes cannot be repaid prior to the
                                        Stated Maturity Date.

Redemption at the Option
of the Company:                         The Notes cannot be redeemed prior to
                                        the Stated Maturity Date.

Form:                                   The Notes are being issued in fully
                                        registered book-entry form.

Trustee:                                JP Morgan Chase Bank

Dated:                                  May 31, 2002